Exhibit 10.1
ASSIGNMENT AND ASSUMPTION AGREEMENT
This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made as of November 13, 2026, by and between Weatherford International plc, a public limited company incorporated under the laws of Ireland (“Weatherford-Ireland”), and Weatherford International Corp, a Delaware corporation (“Weatherford-US”). Weatherford-Ireland and Weatherford-US are referred to in this Agreement, collectively, as the “Parties” and each, individually, a “Party.”
RECITALS
WHEREAS, the boards of directors of Weatherford-Ireland and Weatherford-US have previously approved a series of actions to be effected by way of a scheme of arrangement under Chapter 1 of Part 9 of the Companies Act 2014 of Ireland (the “Scheme”), as well as other transactions, pursuant to which, among other things, Weatherford-US will become the parent holding company of Weatherford-Ireland (and, accordingly, the new public company parent of the Weatherford group of companies). Pursuant to the Scheme: (i) the existing Weatherford-Ireland ordinary shares, par value $0.001 per share (“Ordinary Shares”) (other than the Ordinary Share held by Weatherford-US) will be cancelled; (ii) the Irish accounting reserve arising from the cancellation of the Ordinary Shares will be capitalized and applied in paying-up new Ordinary Shares to be issued to Weatherford-US; and (iii) as consideration for such cancellation and capitalization, Weatherford-US will issue new shares of Weatherford-US common stock, par value $0.001 per share (“Common Stock”) to the former holders of the Ordinary Shares at a ratio of 1:1 to the Ordinary Shares cancelled (such actions are collectively referred to as the “Redomestication”);
WHEREAS, in accordance with Irish law, the Scheme and the related capital reduction of Weatherford-Ireland will become effective upon delivery of the order of the Irish High Court sanctioning the Scheme and confirming the related capital reduction to, and registration of the minute in respect of the capital reduction by, the Irish Registrar of Companies (the “Effective Time”);
WHEREAS, Weatherford-Ireland: (i) possesses, among other assets, those certain assets (including contracts, agreements, and other rights) listed on Exhibit A hereto (collectively, the “Assumed Assets”); (ii) is subject to, among other obligations and liabilities, those certain obligations and liabilities (including contracts, agreements, duties, guarantees, and other obligations) listed on Exhibit B hereto (collectively, the “Assumed Liabilities”); (iii) maintains and sponsors, that certain Weatherford International plc Fifth Amended and Restated 2019 Equity Incentive Plan (as amended and restated the “WFRD EIP Plan”) and that certain NCS Multistage Holdings, Inc. Amended and Restated 2017 Equity Incentive Plan (“NCS Plan” and, together with the WFRD EIP Plan, the “Assumed Equity Plans” and each, an “Assumed Equity Plan”) and related award agreements which provide for the grant or award to eligible participants of the Assumed Equity Plans including non-employee directors, officers, employees and consultants and such other persons eligible to receive grants under the Assumed Equity Plans of

(a) restricted shares, options, or other rights or share-based awards to subscribe for, purchase, or receive, Ordinary Shares, or (b) share appreciation rights, time-based and performance-based restricted share units, or other rights to receive benefits or other amounts by reference to Ordinary Shares or their appreciation, including all outstanding award agreements at, and as of, the Effective Time, including without limitation those that are issued based on the forms listed on Exhibit C hereto (each, an “Assumed Stock Award,” collectively, the “Assumed Stock Awards,” and together with the Assumed Equity Plans, the “Equity-Related Arrangements”); and (iv) maintains and sponsors certain other benefit and incentive plans, agreements, awards, and arrangements, including without limitation those listed on Exhibit D hereto (collectively, the “Assumed Benefit Plans,” and together with the Equity-Related Arrangements, the “Compensation Arrangements”); and
WHEREAS, in connection with the Redomestication, it is the desire of the Parties that Weatherford-Ireland assign, transfer, and convey to Weatherford-US, and Weatherford-US (i) acquire, accept, and assume the Assumed Assets and Assumed Liabilities (each, an “Assumed Interest,” and collectively, the “Assumed Interests”); and (ii) acquire, accept, assume, and adopt the Compensation Arrangements and, with respect to the Equity-Related Arrangements, (a) issue or cause to be issued Common Stock in lieu of Ordinary Shares being issued in connection with the Equity-Related Arrangements, or (b) provide benefits or pay other amounts by reference to Common Stock in lieu of Ordinary Shares or their appreciation, pursuant to such Equity-Related Arrangements.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and the mutual and respective covenants, agreements, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree, in furtherance of the Scheme and the Redomestication and pursuant to the terms of this Agreement, and at, and as of, the Effective Time, as follows:
1.Assumption of Assets and Liabilities.
a.Weatherford-Ireland hereby assigns, transfers, and conveys to Weatherford-US, and Weatherford-US hereby (i) acquires, accepts, and assumes from Weatherford-Ireland the Assumed Interests and the rights, interests, duties, obligations, covenants, liabilities, guarantees, and agreements of Weatherford-Ireland in, to, under, and with respect to, the Assumed Interests, including for the avoidance of doubt any liabilities (including any duty, obligation, or guarantee, together with any obligation to perform or discharge the same or make payments) arising under, in connection with, or relating to the Assumed Interests and arising or accruing prior to, on, or after the Effective Time, and (ii) agrees and covenants to perform or discharge the same in accordance with their respective terms and conditions.

b.Subject to Section 2 of this Agreement, the Parties acknowledge and agree that (i) any assets, obligations, and liabilities of Weatherford-Ireland that are not specifically listed on Exhibit A or Exhibit B, or (ii) which represent equity or other equity or ownership interests in any subsidiary of Weatherford-Ireland (including minority interests), are not assigned, transferred, or conveyed (on the part of Weatherford-Ireland) or acquired, accepted, or assumed (on the part of Weatherford-US), and this Agreement does not, and shall not, operate (nor does it purport to operate) to do so.
2.Assumption of Benefit Documents.
a.Weatherford-Ireland hereby also assigns, transfers, and conveys to Weatherford-US, and Weatherford-US hereby (i) acquires, accepts, and assumes from Weatherford-Ireland the Compensation Arrangements and the rights, interests, duties, obligations, covenants, liabilities, and agreements of Weatherford-Ireland in, to, under, and with respect to the Compensation Arrangements arising or accruing prior to, on, or after the Effective Time (including any service crediting, vesting, eligibility, and benefit accruals), and (ii) agrees and covenants to perform or discharge the same in accordance with their respective terms and conditions.
b.As a result of the assignment and assumption pursuant to Section 2(a), (i) Weatherford-US will be the sponsor of the Compensation Arrangements, (ii) Weatherford-US or its delegate will be the administrator of the Compensation Arrangements, and (iii) Common Stock will be issued under the Equity-Related Arrangements in lieu of Ordinary Shares being issued thereunder and/or Weatherford-US will provide any benefits or pay other amounts by reference to Common Stock (instead of Ordinary Shares or) appreciation pursuant to such Equity-Related Arrangements.
c.For the avoidance of doubt, such assignment and assumption of the Assumed Benefit Plans pursuant to Section 2(a) of this Agreement is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”) will not be considered a termination or partial termination within the meaning of Section 411(d)(3) of the Code of the Assumed Benefit Plans.
d.The Parties acknowledge and agree that the benefit and other plans of any affiliates of Weatherford-Ireland (as opposed to Weatherford-Ireland itself) that are not listed on Exhibit C or Exhibit D are not assigned to, assumed, or otherwise adopted by, Weatherford-US; provided, however, to the extent there are any outstanding award agreements under either Assumed Equity Plan that are not listed on Exhibit C, any and all such award agreements shall be assigned to and assumed, or otherwise adopted by, Weatherford-US as provided by this Agreement.
3.Amendment of Compensation Arrangements.
a.All references in the Compensation Arrangements to Weatherford-Ireland or its predecessors are hereby amended to be references to Weatherford-US.

b.To the extent any Equity-Related Arrangement provides for the issuance, acquisition, holding or purchase of, subscription for, or otherwise relates to or references, Ordinary Shares, then, pursuant to the terms hereof and thereof, such Equity-Related Arrangement is hereby amended to provide for the issuance, acquisition, purchase, or holding of, or otherwise relate to or reference, Common Stock (or benefits or other amounts determined or payable in accordance with the Equity-Related Arrangements).
c.All outstanding Assumed Stock Awards or any other benefits available under the Equity-Related Arrangements which are based on Ordinary Shares, and which have been granted under the Equity-Related Arrangements on or prior to the Effective Time (including, as applicable, any Ordinary Shares exchanged in connection with the Redomestication), shall remain outstanding pursuant to the terms thereof and hereof but will relate as of the Effective Time to Common Stock in lieu of Ordinary Shares.
d.As of and from the Effective Time, each Assumed Stock Award shall, pursuant to the terms thereof and hereof, be exercisable, issuable, held, available, or vest upon the same terms and conditions as under the applicable Equity-Related Arrangement at, and as of, the Effective Time, except that upon the exercise, issuance, holding, availability, or vesting of such Assumed Stock Awards, (i) Common Stock is hereby issuable or available, or benefits or other amounts determined in relation, in lieu of Ordinary Shares, and (ii) the number of shares of underlying equity with respect to each Assumed Stock Award may be adjusted pursuant to the terms of Section 11 of the WFRD EIP Plan or Section 4.5 of the NCS Plan, as applicable, to maintain the intrinsic value of such Assumed Stock Awards.
e.Subject to the terms of this Agreement, each Compensation Arrangement, as amended hereby, is specifically ratified, reaffirmed, approved, and adopted by Weatherford-US, including as a duty, right, obligation, guarantee, or liability of Weatherford-US, as applicable.
4.Effective Time. This Agreement will be effective as at, and as of, the Effective Time.
5.Third-Party Consents. Notwithstanding anything to the contrary contained in this Agreement, to the extent that the assignment to, and assumption by, Weatherford-US of any Assumed Interest requires the authorization, approval, consent or waiver of, any governmental authority or any other third party, and such authorization, approval, consent, or waiver has not been obtained as of the Effective Time, then this Agreement shall not constitute a transfer of such Assumed Interest or an attempt thereof. In such event, Weatherford-US shall use its commercially reasonable efforts, and Weatherford-Ireland shall cooperate with Weatherford-US, to promptly obtain such authorizations, approvals, consents, or waivers. Pending such authorization, approval, consent, or waiver, the Parties shall fully cooperate with each other in accordance with any mutually agreeable, reasonable, and lawful arrangement designed to provide to Weatherford-US the benefits and detriments of such Assumed Interest that Weatherford-US would have obtained had such Assumed Interest been transferred to Weatherford-US as of the Effective Time, with respect to such pending authorization, approval, consent, or waiver. To the extent Weatherford-US is provided benefits following the Effective Time pursuant to this

Section 5 of any such Assumed Interest Weatherford-US shall perform the duties and obligations of Weatherford-Ireland thereunder and any related duty, obligation, or other liability that, but for the lack of an authorization, approval, consent, or waiver in connection with the assignment of such Assumed Interest to Weatherford-US, would have constituted an Assumed Liability, will be a liability of Weatherford-US. Once authorization, approval, consent, or waiver for the transfer of any such Assumed Interest not transferred as of the Effective Time is obtained, Weatherford-Ireland shall assign any such Assumed Interest to Weatherford-US and the obligations or other liability of Weatherford-Ireland associated therewith and thereupon Weatherford-US shall assume such Assumed Interest and they shall be deemed Assumed Liabilities. To the extent any such Assumed Interest cannot be transferred following the Effective Time pursuant to this Section 5, the Parties shall fully cooperate in an effort to find and enter into one or more mutually agreeable arrangements, if feasible, to provide the Parties the economic (taking into account tax costs and benefits) and operational equivalent, to the extent permitted, of obtaining such authorization, approval, consent, or waiver and the performance by Weatherford-US of the obligations thereunder. This Section 5 shall in all cases be limited to the extent necessary not to result in a violation of applicable law.
6.Further Assurances. At any time or from time to time, after the date hereof, each Party to this Agreement shall take, do, execute, acknowledge, or deliver any other acts or instruments as may be necessary or advisable in order to complete, effect, or perfect the transfer, conveyance, or assignment to Weatherford-US of Weatherford-Ireland’s rights, interests, duties, obligations, covenants, liabilities, and agreements under the Assumed Interests, that are being assumed by Weatherford-US pursuant to this Agreement.
7.No Warranties. This Agreement shall not be construed as a representation or warranty by Weatherford-Ireland as to the transferability or enforceability of any of the Assumed Interests, Assumed Liabilities, or Compensation Arrangements, as applicable, being assumed by Weatherford-US pursuant to this Agreement, and Weatherford-Ireland shall have no liability to Weatherford-US in the event that any of the Assumed Interests, Assumed Liabilities, or Compensation Arrangements, as applicable, are (a) not transferable to Weatherford-US, or (b) are canceled or terminated by reason of this Agreement or any acts of Weatherford-US or any counterparty.
8.Waiver; Amendment. The Parties may amend this Agreement, at any time and in any manner as the Parties may agree, only by written confirmation (including email). A Party may waive any provision of this Agreement only by written notice (including email), and a failure of any Party to enforce a provision shall not by itself constitute a waiver. Any amendment or waiver may be general or specific, and may be given retroactively to the extent permitted by applicable law.
9.Survival. This Agreement and the provisions hereof shall inure to the benefit of and be binding on the Parties to this Agreement and their respective successors and permitted assigns.

10.No Third-Party Beneficiaries. Except as otherwise expressly set forth herein, the Parties do not intend, and this Agreement shall not be construed, to create a third-party beneficiary status or interest in, nor give any third-party beneficiary rights or remedies to, any other person or entity not a party to this Agreement.
11.Governing Law. This Agreement and the rights and obligations of the Parties hereunder shall be governed by, and interpreted, construed, and enforced in accordance with the laws of the State of Delaware without regard to any conflicts of laws principles, except to the extent any aspects of Irish law mandatorily apply.
12.Forum Selection. The Parties irrevocably agree that any dispute, claim, controversy, or legal proceeding arising out of or relating to this Agreement or any transaction contemplated hereby (each, a “Dispute”) shall be brought exclusively as follows: (a) first, in the Eleventh Division of the Texas Business Court sitting in Harris County, Texas (the “Business Court”), if such court has subject matter jurisdiction over the Dispute; or (b) if the Business Court does not have subject matter jurisdiction over the Dispute, or is not then accepting new case filings, then in the United States District Court for the Southern District of Texas, Houston Division (the “Federal Court”); or (c) if the Business Court and the Federal Court lack jurisdiction, in the state district court of the State of Texas located in the county where Weatherford-US has its principal place of business. The Parties hereby irrevocably submit to the exclusive jurisdiction of such courts for the purpose of any such Dispute, waive any objection to the laying of venue in such courts, and waive any claim that any such court is an inconvenient forum. The Parties further consent to supplemental jurisdiction by the Business Court over any claims that are part of the same case or controversy as that which meets the primary jurisdictional requirements of such court.
13.Headings. The headings contained in this Agreement are for the purposes of reference only and shall not limit, define, extend, or otherwise affect the meaning or scope of this Agreement or any provision of this Agreement.
14.Severability. If any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the legality or validity of the remainder of this Agreement. The preceding sentence shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any Party to lose the benefit of its economic bargain.
15.Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned authorized signatories have duly executed this Agreement as of the date first set forth above to be effective as of the Effective Time.

WEATHERFORD INTERNATIONAL PLC

By:	/s/ Steven Carvalho
Name:	Steven Carvalho
Title:	Vice President, Tax

WEATHERFORD INTERNATIONAL CORP

By:	/s/ Beth Ann Dranguet
Name:	Beth Ann Dranguet
Title:	Vice President and Secretary

[Signature Page to Assignment and Assumption Agreement]